MILLER INDUSTRIES, INC.

WARRANT AGREEMENT

July 23, 2001

i

EXHIBIT A	Warrant Certificate	A-1

ATTACHMENT-1	Notice of Intention to Exercise Warrant for Cash	B-1

ii

WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of July 23, 2001 (this “Agreement”), among MILLER INDUSTRIES, INC., a Tennessee corporation (the “Corporation”), and each person attaching a signature page hereto and each other institution which may hereafter execute and deliver an instrument of assignment pursuant to Schedule 11.1 that certain Amended and Restated Credit Agreement, dated July 23, 2001, by and among the Corporation, the Lenders party thereto and Bank of America, N.A., as Agent for the Lenders (as amended, restated, supplemented, or modified, the “Credit Agreement”) (each an “Investor” and, collectively the “Investors”).

Pursuant to the terms of the Credit Agreement, the Corporation has agreed to enter into this Agreement to issue to the Investors warrants (the “Warrants”) exercisable for shares of common stock, $0.01 par value per share, of the Corporation (the “Common Stock”).

The Corporation has authorized the issuance to the Investors and to their designated Affiliates (which are, where applicable, referred to as Investors herein) of the Warrants under the terms and conditions hereof, which number of shares is subject to increase or decrease as provided herein.

In consideration of the foregoing and of the representations, warranties and agreements contained in the Credit Agreement, and for the purpose of defining the terms and provisions of the Warrants and the Warrant Shares (as defined herein) and the respective rights and obligations thereunder of the Corporation and the Holders (as defined herein), the Corporation and the Investors hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided:

(a)     the terms defined in this Article 1 have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)     the words “herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Agreement as a whole and not to any particular article, section or other subdivision; and

(c)     any capitalized term otherwise not defined herein, shall have the meaning ascribed to it under the Credit Agreement.

“Affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned person. A person shall be deemed to control another person if such first person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second person, whether through the ownership of voting securities, by contract or otherwise.

“Board” or “Board of Directors”means the board of directors of the Corporation.

“Business Day” means any day which is not a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, executive order, regulation or governmental decree to close.

“Capital Stock” shall mean the Common Stock and preferred stock of the Corporation.

“Change of Control” means: (i) the consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, or transfer of shares, in either case whereby any person or group acquires beneficial ownership of more than 50% of the combined voting power of all classes of the continuing or surviving entity’s capital stock outstanding immediately after such merger, consolidation or other reorganization, or transfer of shares, or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets. A transaction shall not constitute a Change of Control if its sole purpose is to change the jurisdiction of the Corporation’s incorporation or organization or to create a holding Corporation, subsidiary or other affiliate that will be owned by the Corporation or by the persons who held the Corporation’s securities immediately before such transaction in substantially the same proportions as before.

“Closing” means either the Tranche I Closing or the Tranche II Closing, whichever is applicable for a particular Warrant.

 “Commission” means the Securities and Exchange Commission.

 “Common Stock” means the common stock, $0.01 par value per share, of the Corporation.

 “Corporation” has the meaning set forth in the preamble hereto.

“Credit Agreement” has the meaning set forth in the preamble hereto.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

 “Exercise Price” shall mean either the Tranche I Exercise Price or the Tranche II Exercise, whichever is applicable for a particular Warrant.

“Expiration Date” means either the Tranche I Expiration Date or the Tranche II Expiration Date, whichever is applicable for a particular Warrant.

 “Holders” means the holders from time to time of the Warrants or the Warrant Shares issued upon exercise of the Warrants.

 “Independent Valuation Firm” means an independent, experienced appraisal firm which is a member of a recognized professional association of business appraisers acceptable to a majority of the Board of Directors of the Corporation and the applicable Holder and which has not been called upon to audit the financial statements of the Corporation or such Holder.

“Market Price” shall mean on any date specified herein, with respect to Common Stock or to common stock (or equivalent equity interests) issued pursuant to a Change of Control, the amount per share equal to (i) the average sale price of the last sale price of shares of Common Stock, regular way, or of shares of such common stock (or equivalent equity interests) for the immediately preceding twenty (20) Business Days (or such other period as may be specified in this Warrant) or, if no such sale takes place on any such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no shares of Common Stock or no shares of such common stock (or equivalent equity interests), as the case may be, are then listed or admitted to trading on any national securities exchange, the average sale price of the last sale price of shares of Common Stock, regular way, or of shares of such common stock (or equivalent equity interests) for the immediately preceding twenty (20) Business Days (or such other period as may be specified in this Warrant), or, if no such sale takes place on any such date, the average of the reported closing bid and asked prices thereof on such date, in each case as quoted in the Nasdaq National Market or, if no shares of Common Stock or no shares of such common stock (or equivalent equity interest), as the case may be, are then quoted in the Nasdaq National Market or Nasdaq Smallcap Market, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Corporation, or (iii) if no shares of Common Stock or no shares of such common stock (or equivalent equity interests), as the case may be, are then listed or admitted to trading on any national securities exchange or quoted or published in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation, as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or the price per Warrant Share determined in good faith by the Board of Directors as of the relevant Closing and notified to the Investors in accordance with Section 7.1 (the “Initially Determined Price”); provided, however, if any Investor who is entitled to receive any Warrants with respect to the related Closing objects to the Board of Directors’ determination of such Market Price pursuant to clause (iii) above within five Business Days’ of receipt of such notice by a written notice of objection delivered to the Corporation (an “Objection Notice,” and each Investor who has delivered an Objection Notice an “Objecting Investor”), the Market Price shall be such price per Warrant Share as of the relevant Closing as may be redetermined by the Board of Directors in consultation with and subject to the agreement of each Objecting Investor, each of whom shall be required to negotiate in good faith and use commercially reasonable efforts to reach agreement prior to the Referral Date (as defined herein) (and such price shall be final upon the agreement of each of the Objecting Investors); provided, further that if the Board of Directors and each Objecting Investor are not able to agree on the Market Price within ten (10) Business Days after the Corporation’s receipt of all timely Objection Notices (the “Referral Date”), the Market Price shall be the price per Warrant Share as of the relevant Closing determined by an Independent Valuation Firm, not discounting value due to the fact that such securities constitute a minority interest, and lack liquidity but assuming that the sale would be between a willing buyer and a willing seller, neither of which is under any compulsion to sell or buy. The Board of Directors shall submit its valuations and any other relevant data, and any Investor may submit its own valuation and any other data, to the Independent Valuation Firm and the Corporation shall instruct, and shall use commercially reasonable efforts to cause the Independent Valuation Firm to make its own determination of the Market Price by not later than fifteen (15) Business Days after the Referral Date. If the Independent Valuation Firm fails to determine a price per share on or before the twentieth (20th) Business Day following the Referral Date, the Initially Determined Price shall be deemed final and binding. If the Independent Valuation Firm determines a price per share on or before the twentieth (20th) Business Day following the Referral Date, whether such price is higher or lower than the Initially Determined Price, the determination of the final Market Price by such Independent Valuation Firm shall be final and binding upon the parties. The Corporation agrees to pay 50%, and the Objecting Investors jointly agree to pay 50%, of the fees and expenses of the Independent Valuation Firm.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Tranche I Closing” has the meaning set forth in Section 2.3(a) hereof.

“Tranche II Closing” has the meaning set forth in Section 2.3(b) hereof.

“Tranche I Exercise Price” is equal to the Market Price as of the Tranche I Closing.

“Tranche II Exercise Price” is equal to the Market Price as of the Tranche II Closing.

“Tranche I Expiration Date” for each Warrant issued pursuant to Section 2.3(a) hereunder, is equal to the date that is seven years from the date hereof.

“Tranche II Expiration Date” for each Warrant issued pursuant to Section 2.3(b) hereunder, is equal to the date that is eight years from the date hereof.

“Tranche I Shares” means the Warrant Shares (as adjusted in accordance with Section 4 herein) to be issued in accordance with Section 2.3(a) hereof.

“Tranche II Shares” means the Warrant Shares (as adjusted in accordance with Section 4 herein) to be issued in accordance with Section 2.3(b) hereof.

“Transfer Legend” means a legend in the form required by Section 2.2 hereof.

“Warrants” have the meaning set forth in the preamble hereto.

“Warrant Certificates” has the meaning set forth in Section 2.1 hereof.

“Warrant Shares” means shares of Common Stock issuable upon exercise of a Warrant Certificate.

ARTICLE II

RIGHT TO PURCHASE WARRANT SHARES

2.1    Form of Warrant Certificates.  Any certificate representing the Warrants (a “Warrant Certificate”), the form of which is attached hereto as Exhibit A, shall be detachable from this Agreement and the Credit Agreement and shall be dated the date on which it is signed by a duly authorized officer of the Corporation and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement or the Credit Agreement.

2.2      Legend.   Each Warrant Certificate shall bear on the face thereof a legend (the “Transfer Legend”) substantially in the following form:

“This Warrant has not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be transferred in the absence of such registration or an exemption therefrom under such Act.”

 Except as otherwise permitted by this Section 2.2, (a) each certificate for Common Stock (or other security) issued upon the exercise of any Warrant, and (b) each certificate issued upon the direct or indirect transfer of any such Common Stock (or other security) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be transferred in the absence of such registration or an exemption therefrom under such Act.”

The holder of any Warrant or Warrant Share shall be entitled to receive from the Corporation, without expense, new securities of like tenor not bearing the applicable legend set forth above in this Section 2.2 when such securities shall have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, (b) sold to the public pursuant to Rule 144 or any comparable rule under the Securities Act, or (c) when, in the opinion of independent counsel for the holder thereof experienced in Securities Act matters, such restrictions are no longer required in order to insure compliance with the Securities Act.

2.3     Warrant Tranches.

The Warrants shall be issuable to the Investors in accordance with the provisions of this Section 2.3.

(a)      Tranche I.   On the earliest practicable date following the One-Year Anniversary (as defined in the Credit Agreement) (the “Tranche I Closing”), the Corporation shall issue to the Investors then a party to this Agreement Warrants exercisable for a number of Warrant Shares equal to (i) a fraction, the numerator of which shall be be the aggregate outstanding principal balance of the Term Loans as of the One-Year Anniversary and the denominator of which shall be the aggregate outstanding principal balance of the Term Loans as of the date hereof, multiplied by (ii) the product of 0.5% times the number of outstanding shares of Common Stock of the Corporation as of the One-Year Anniversary (the “Tranche I

Shares”). Each Investor a party to this Agreement on the One-Year Anniversary shall receive that number of the Tranche I Shares that is equal to such Investor’s Applicable Commitment Percentage multiplied by the aggregate number of Tranche I Shares issuable by the Corporation pursuant to this clause (a).

(b)     Tranche II.  On the earliest practicable date following the Two-Year Anniversary (as defined in the Credit Agreement) (the “Tranche II Closing”), the Corporation shall issue to the Investors then a party to this Agreement Warrants exercisable for a number of Warrant Shares equal to (i) a fraction, the numerator of which shall be be the aggregate outstanding principal balance of the Term Loans as of the Two-Year Anniversary and the denominator of which shall be the aggregate outstanding principal balance of the Term Loans as of the date hereof, multiplied by (ii) the product of 1.5% times the number of outstanding shares of Common Stock of the Corporation as of the Two-Year Anniversary (the “Tranche II Shares”). Each Investor a party to this Agreement on the Two-Year Anniversary shall receive that number of the Tranche II Shares that is equal to such Investor’s Applicable Commitment Percentage multiplied by the aggregate number of Tranche II Shares issuable by the Corporation pursuant to this clause (b).

2.4      Delivery of the Warrant Certificates.  Within ten (10) days of any Closing, the Corporation shall issue to any Investor who is entitled to receive Warrants in accordance with Section 2.3 above, a Warrant Certificate for Warrants to purchase said number of Warrant Shares, which number of Warrant Shares is subject to increase and decrease as provided in Article 4 below.  In the event a Holder exercises its right to acquire Warrant Shares granted under any Warrant Certificate, certificates for the shares of Common Stock so purchased shall be issued in the name of, or as directed by, the Holder and delivered to Holder, or its transferee (as provided in Article 6 herein), within a reasonable time and, unless such Warrant Certificate has been fully exercised or has expired, a new Warrant Certificate representing the shares with respect to which such Warrant Certificate shall not have been exercised shall also be issued to Holder, or its transferee, within such time.

ARTICLE III

EXERCISE OF WARRANTS

3.1     Exercise Price.  The Warrant Certificates shall entitle the Holders thereof, subject to the provisions of this Agreement, to purchase, as applicable: (a) the Tranche I Warrant Shares at the Tranche I Exercise Price and (b) the Tranche II Warrant Shares at the Tranche II Exercise Price.

3.2     Restrictions on Exercise; Expiration.  Subject to the terms and conditions of this Agreement, on or before the applicable Expiration Date, the Warrants may be exercised on any Business Day as to all or any portion of the Warrant Shares. If any of the Warrants are not exercised by 5:00 p.m., New York City time, on the applicable Expiration Date, this Agreement and unexercised Warrants and Warrant Certificates shall expire and all rights of the Holders hereunder and thereunder shall terminate unless otherwise provided herein or therein.

3.3      Method of Exercise; Payment of Exercise Price.

(a)      In order to exercise all or any of the Warrants, a Holder thereof shall provide written notice in substantially the form of Attachment-1 to Exhibit A to the Corporation at its address set forth in Section 9.3 hereof specifying the number of Warrants being exercised. Such notice shall be accompanied by one or more Warrant Certificates representing not less than the number of Warrants being exercised, together with payment in full of the applicable per share Exercise Price multiplied by the number of Warrant Shares to be purchased pursuant to the exercise. The Exercise Price shall be payable, at the option of such Holder by wire transfer, certified check, official bank check or bank cashier’s check payable to the order of the Corporation.  If the number of Warrants being exercised is less than the number of Warrants represented by the Warrant Certificate(s) tendered in connection with the exercise, the Corporation shall issue new Warrant Certificate(s) for the unexercised Warrants in accordance with instructions contained in the notice of exercise and this Agreement.

(b)     In lieu of exercising this Warrant pursuant to Section 3.2(a) above, Holder may elect to receive shares based on the value of this Warrant (or  the portion thereof being canceled) by surrender of this Warrant at the principal office of the Corporation together with notice of such election, in which event the Corporation shall issue to Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)
             A

Where:

X=         the number of shares of Common Stock to be issued to Holder;

Y=         the number of shares of Common Stock purchasable under this Warrant (at the date of such calculation);

A=         the Market Value of one share of the Corporation’s Common Stock (at the date of such calculation); and

B=          Exercise Price as of the date of issuance of the Warrant (adjusted to the date of such calculation).

Upon exercise of any Warrant in conformity with the foregoing provisions, the Corporation shall (i) transfer promptly to, or upon the written order of, the Holder of such Warrant, appropriate evidence of ownership of any Warrant Shares or other securities or property (including money) to which it is entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder thereof, (ii) deliver such evidence of ownership and any other securities or property (including money) to the person or persons entitled to receive the same, and (iii) reissue, as the case may be, a Warrant Certificate for any unexercised Warrants. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise of the Warrant Certificate representing such Warrant being exercised and the payment of or surrender of Warrants representing the Exercise Price thereof, and, for all purposes of this Agreement, the person entitled to receive any Warrant Shares or other securities or property deliverable upon such exercise shall, as between such person and the Corporation, be deemed to be the Holder of such Warrant Shares or other securities or property of record as of the close of business on such date and shall be entitled to receive any Warrant Shares or other securities or property (including money) to which such person would have been entitled had such person been the record holder of such Warrant Shares or other securities or property on such date.

3.4     Dividends and Distributions.   For so long as any of the Warrants remain outstanding and unexercised, the Corporation will, upon the declaration of a cash dividend upon its Common Stock or other distribution to the holders of its Common Stock (other than a dividend to holders of its Common Stock payable in shares of the Corporation’s Common Stock) and at least 10 days prior to the record date, notify the Holders of such declaration, which notice will contain, at a minimum, the following information: (i) the anticipated date of the declaration of the dividend or distribution, (ii) the amount of such dividend or distribution, (iii) the record date of such dividend or distribution, (iv) the payment date or distribution date of such dividend or distribution, and (v) the Corporation’s best estimate of the frequency and amount of cash dividends or other distributions to be paid or made in each of the succeeding three years.

ARTICLE IV

ADJUSTMENTS

The number of Warrant Shares for which any Warrant is exercisable and the applicable Exercise Price for such Warrant shall be subject to adjustment from time to time as set forth in this Section 4.

4.1     Upon Stock Dividends, Subdivisions or Splits. If, at any time after the date hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock then, the number of shares of Common Stock purchasable on exercise of a Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock, and the applicable Exercise Price per share for such Warrant Shares shall be decreased in proportion to such increase in outstanding shares of Common Stock.

4.2     Upon Combinations.   If, at any time  after the date hereof, the number of shares of Common Stock outstanding is decreased by any combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock purchasable on exercise of a Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock, and the applicable Exercise Price per share for such Warrant Shares shall be increased in proportion to such decrease in outstanding shares of Common Stock.

4.3     Upon Reclassifications, Reorganizations, Consolidations or Mergers.   In the event of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any Change of Control transaction, all Warrants issuable hereunder shall after such reorganization, reclassification, consolidation, or merger be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable upon exercise of a Warrant issuable hereunder (immediately prior to the time of such reorganization, reclassification, consolidation or merger) would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. Furthermore, the Corporation will not merge into or consolidate with any other person, or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor of the Corporation, unless prior to the consummation of such reorganization, reclassification, consolidation or merger, the successor corporation (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, assumes, by written instrument, the obligation to deliver to the Holder of a Warrant issuable hereunder, such shares of stock, securities or assets, which, in accordance with the foregoing provisions, such Holders shall be entitled to receive upon exercise.

4.4     Deferral in Certain Circumstances.   In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of Common Stock issuable upon such exercise before giving effect to such adjustments; provided, however, that the Corporation shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder’s right to receive such additional shares.

ARTICLE V

RESERVATION AND AUTHORIZATION OF COMMON SHARES, ETC.

5.1     Reservation and Authorization.  The Corporation hereby represents and warrants that it has reserved, and shall at all times hereafter reserve and keep available, for issuance upon exercise of the Warrants such number of its duly authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants and will cause appropriate evidence of ownership of such Warrant Shares or other securities to be delivered to the Holders of the Warrants upon their request for delivery of such, and shall take such action as shall be necessary so that all such shares of Common Stock, shall to the extent such shares are eligible for listing on a securities exchange, at all times, be duly approved for listing, subject to official notice of issuance, on each securities exchange, if any, on which such shares of Common Stock or other securities are then listed.

5.2     Covenant Regarding Common Stock.  The Corporation covenants that, except as contemplated by the Agreements, all shares of Common Stock will, upon issuance, be (a) duly authorized, validly issued, fully paid and nonassessable, (b) free from preemptive and any other similar rights and (c) free from any taxes, liens, charges or security interest with respect thereto.

ARTICLE VI

WARRANT TRANSFER BOOKS: RESTRICTIONS ON TRANSFER

6.1     Transfer and Exchange.

(a)     The Corporation shall keep and maintain a register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of the Warrant Certificates on the Corporation’s records and transfers or exchanges of the Warrant Certificates as herein provided.

(b)      Subject to the provisions of this Article 6, a Holder may transfer a Warrant Certificate and the Warrants represented thereby in whole or in part by written notice to the Corporation stating the name of the proposed transferee and otherwise complying with the terms of this Agreement. Any transferee shall agree in writing to be subject to the terms and conditions of this Agreement and the Agreements.

(c)      Subject to Section 6.2(b) hereof, when a Warrant Certificate is presented to the Corporation with a request to register the transfer of such Warrant Certificate, the Corporation shall register the transfer or make the exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges, the Corporation shall execute and deliver such Warrant Certificate in accordance with the provisions hereof. No service charge shall be made for any registration of transfer or exchange of the Warrants.

6.2     Special Transfer Provisions.

(a)     By its acceptance of the Warrants represented by a Warrant Certificate bearing the Transfer Legend, each Holder of the Warrants acknowledges the restrictions on transfer of the Warrants and Warrant Shares and agrees that it will transfer the Warrants and Warrant Shares only in accordance with those restrictions.

(b)     Upon the transfer, exchange or replacement of a Warrant Certificate or certificate representing Warrant Shares not bearing the Transfer Legend, the Corporation shall deliver a Warrant Certificate or stock certificate that does not bear the Transfer Legend. Upon the transfer, exchange or replacement of a Warrant Certificate or certificate representing Warrant Shares bearing the Transfer Legend, the Corporation shall deliver such Warrant Certificate or stock certificate bearing the Transfer Legend, unless such legend may be removed from a Warrant Certificate or stock certificate as provided in the next sentence. The Transfer Legend may be removed from a Warrant Certificate or stock certificate if there is delivered to the Corporation an opinion of legal counsel satisfactory to the Corporation to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such security will not violate the registration and prospectus delivery requirements of the Securities Act or applicable law; provided, however, that the Corporation shall not be required to determine the sufficiency of any such evidence.

6.3     Surrender of a Warrant Certificate.   Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall be promptly canceled by the Corporation and shall not be reissued by the Corporation and, except in case of mutilation or partial exercise of the Warrants represented by such Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof.

ARTICLE VII

NOTICE TO HOLDERS

7.1     Notices of Corporate Actions.

In case:

(a)      the Corporation shall grant to the holders of its Capital Stock as a class any rights or warrants to subscribe for or purchase any shares of Capital Stock of any class; or

(b)      of any reclassification of the Capital Stock, or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation, or of a Change of Control; or

(c)      of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

(d)      the Corporation or any subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Capital Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor); or

(e)      the Corporation shall take an action or an event shall occur that would require a Warrant Share and/or Exercise Price adjustment pursuant to Section 4; or

(f)     the Board of Directors shall determine the Market Price with respect to any Closing, any Referral Date shall occur or the Market Price shall be redetermined in accordance with the definition thereof;

then the Corporation shall cause to be mailed to each Investor at its last address as such address appears in the stock register, (i) in the case of any action covered by clauses (a) through (d) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and (ii) in the case of any other such action, as soon as practicable, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of the Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (2) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (3) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the applicable Exercise Price, the Warrant Shares issuable hereunder and the kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (f) of this Section 7.1.

7.2     Taking of Record. In the case of all dividends or other distributions by the Corporation to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Corporation will in each such case take such a record and will take such record as of the close of business on a Business Day.

7.3     Closing of Transfer Books.  The Corporation shall not at any time, except upon dissolution, liquidation or winding up of the Corporation, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

ARTICLE VIII

REGISTRATION

8.1     Corporation Covenants.

(a)     Registrable Securities.  As used herein,“Registrable Securities” shall mean (i) the Warrant Shares and (ii) any Common Stock issued or issuable at any time or from time to time in respect of the Warrant Shares upon a conversion, stock split, stock dividend, recapitalization or other similar event involving the Corporation; provided, however, that no shares shall be included in any registration under this Agreement unless such shares shall have been first converted to Common Stock; and provided further that shares shall cease to be Registrable Securities at such time as they become eligible for sale pursuant to Rule 144 under the Securities Act, and provided further that shares shall cease to be Registrable Securities at such time as they are sold by a person in a transaction in which his rights under this Agreement are not properly assigned.

(b)     Registration Upon Request.  At any time after the date hereof, the Holder or Holders of Registrable Securities constituting at least a majority of the total number of shares of Registrable Securities then outstanding or issuable upon exercise of then outstanding Warrants may request the Corporation to register under the Securities Act, for sale in accordance with the method of disposition specified in such notice, all or any portion of the Registrable Securities held by such requesting Holder or Holders; provided, however, that the aggregate offering price of the shares of Registrable Securities to be registered (if they constitute less than all of the Registrable Securities held by the requesting Holder or Holders) must be reasonably likely to equal or exceed $500,000; and provided further, that the Corporation shall have no obligation to (i) effect more than two (2) registration under this Section 8.1(b) during any period of twelve (12) consecutive months; or (ii) to effect any registration under this Section 8.1(b) within 180 days after the effective date of any registered offering of the Corporation’s securities to the general public in which such Holder or Holders shall have been able to register all Registrable Securities as to which registration shall have been requested pursuant to Section 8.1(c).

(c)     Incidental Registration.  If the Corporation at any time proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-8 or S-4 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to the Holders of its intention to do so. Upon the written request of any Holder, given within ten (10) days after receipt of any such notice, to register any of such Holder’s Registrable Securities (which request must state the intended method of disposition thereof), the Corporation will use its commercially reasonable efforts (as set forth in Section 8.1(d)) to cause the Registrable Securities as to which registration has been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Corporation, all to the extent requisite to permit the sale or other disposition by such Holder (in accordance with its written request) of such Registrable Securities so registered. If any registration pursuant to this Section 8.1(c) is, in whole or in part, an underwritten public offering of Common Stock, any request by a Holder pursuant to this Section 8.1(c) to register Registrable Securities must specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration. Notwithstanding anything to the contrary contained in this Section 8.1(c), if there is a firm commitment underwritten offering of securities of the Corporation pursuant to a registration statement covering Registrable Securities and such Holder does not elect to sell its Registrable Securities to the underwriters of securities in connection with such offering, such Holder will refrain from selling such Registrable Securities during the period of distribution of the Corporation’s securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that the Holder, in any event, shall be entitled to sell its Registrable Securities commencing on the 180th day after the effective date of such registration statement.

(d)     Obligations of the Corporation.  If and whenever the Corporation is required by the provisions of Section 8.1(b) or (c) hereof to use its commercially reasonable efforts to effect the registration of any of Registrable Securities under the Securities Act, the Corporation will, as expeditiously as possible:

(i)     prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on the appropriate form and in compliance in all material respects with the Securities Act (the “Registration Statement”) covering such Registrable Securities, and use its reasonable best efforts to have the Registration Statement declared effective as promptly as practicable;

(ii)     prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective (including, without limitation, any amendments or supplements which may be required as a result of any changes in any Holder’s plan of distribution) until the earlier of (1) such time as all the

Registrable Securities have been sold by the Holders or (2) such time as the Registrable Securities will no longer be required to be registered for the resale thereof by any Holder by reason of Rule 144 of the SEC under the Securities Act or any other rule of similar effect; provided, however, that the Corporation in good faith, may delay the filing of any amendment or supplement to the Registration Statement for a reasonable period of time, not to exceed 90 days, in order to permit the Corporation (A) to effect disclosure or disposition or consummation of any transaction requiring confidential treatment which is being actively pursued at such time and which would require disclosure in the Registration Statement or (B) to negotiate, effect or complete any transaction which the Corporation reasonably believes might be jeopardized, delayed or made more costly to the Corporation by disclosure in the Registration Statement;

(iii)     advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose if such stop order, suspension or proceeding would prohibit the resale of the Registrable Securities by any Holder; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued;

(iv)      use its reasonable best efforts to furnish to the Holders with respect to the Registrable Securities registered on the Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of the prospectus included in the Registration Statement (the “Prospectus”) in conformity with the requirements of the Securities Act and such other documents as the Holders may reasonably request, in order to facilitate the resale of all or any of the Registrable Securities by the Holders, it being understood and agreed that the Holders will comply with the provisions of the Securities Act and of such other securities or state securities laws (“Blue Sky”) as may be applicable to selling stockholders in connection with any use of the Prospectus;

(v)      within the time during which a Prospectus is required to be delivered under the Securities Act, comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the rules and regulations, as from time to time in force, so far as necessary to permit the continuance of sales of the Registrable Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Corporation will promptly notify the Holders and will, subject to the proviso in clause (ii) above, amend the Registration Statement or supplement the Prospectus so as to correct such statement or omission or effect such compliance and will immediately notify the Holders of the filing and effectiveness of each amendment to the Registration Statement and the filing of each supplement to the Prospectus;

(vi)     use its reasonable best efforts to register and qualify the Registrable Securities under the securities laws of such jurisdictions as any of the Holders may reasonably request and to continue such qualifications in effect so long as the Registration Statement is kept effective pursuant to this Section 8.1, except that the Corporation shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction;

(vii)     if the Registrable Securities are to be sold in an underwritten offering, the Corporation will furnish, at the request of the selling Holder(s), on the date that such Registrable Securities are delivered to the underwriters for sale in an underwritten public offering (1) an opinion, dated as of such date, of counsel for the Corporation for the purposes of such registration, addressed to the underwriters, in a customary form and covering maters of the type customarily covered in opinions of issuer’s counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as such underwriter may reasonably request, and (2) a “comfort” letter, dated as of such date, signed by the independent public accountants of the Corporation who have certified the Corporation’s financial statements included in such registration statement, addressed to the underwriters, in a customary form and covering matters of the type customarily covered in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings and such other financial information (including information as to the period ending not more than five (5) business days prior to the date of such letter) as such underwriter may reasonably request; and, with each Holder, enter into customary agreements (including an underwriting agreement in customary form) and take such other actins as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities in an underwritten offering; and

(viii)     bear all expenses in connection with the procedures in this Section 8.1 (including without limitation all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Corporation, blue sky fees and expenses and the expense of any special audit incident to or required by any such registration), other than underwriting discounts, selling commissions, and fees and the expenses, if any, of counsel or other advisers to any of the Holders, which shall be borne by the Holders.

(e)     The Corporation shall be entitled to require that the parties refrain from effecting any public sales or distributions of the Registrable Securities pursuant to a Registration Statement that has been declared effective by the SEC or otherwise, if the board of directors of the Corporation reasonably determines that such, public sales, or distributions would interfere in any material respect with any transaction involving the Corporation that the board of directors reasonably determines to be material to the Corporation. The board of directors shall, as promptly as practicable, give the holders of the Registrable Securities written notice of any such development. In the event of a request by the board of directors of the Corporation that the holders of Registrable Securities refrain from effecting any public sales or distributions of the Registrable Securities, the Corporation shall be required to lift such restrictions regarding effecting public sales or distributions of the Registrable Securities as soon as reasonably practicable after the board of directors shall reasonably determine public sales or distributions by the holders of the Registrable Securities shall not interfere with such transaction, provided, that in no event shall any requirement that the holders of Registrable Securities refrain from effecting public sales or distributions in the Registrable Securities extend for more than 180 days.

(f)     If any Registration Statement relates to an underwritten public offering, the right of any Holder to participate in such registration pursuant shall be conditioned upon such Holder participating in such reasonable underwriting arrangements as the Corporation shall make regarding the offering, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. The participating Holders and all other shareholders proposing to distribute their securities through such underwriting shall (together with the Corporation and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Corporation. Notwithstanding any other provision of this Agreement, if the managing underwriter concludes in its reasonable judgment that the number of shares to be registered for selling shareholders (including the Holders) would materially adversely effect such offering, the number of Registrable Securities to be registered, together with the number of shares of Common Stock or other securities held by other shareholders proposed to be registered in such offering, shall be reduced on a pro rata basis based on the number of Registrable Securities proposed to be sold by each Holder as compared to the number of shares proposed to be sold by all shareholders. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter, delivered not less than 10 days before the effective date. The Registrable Securities excluded by the managing underwriter or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

(g)     The Corporation shall have the right to terminate or withdraw any Registration Statement initiated by it under Section 8.1(c) of this Agreement prior to the effectiveness of such Registration Statement whether or not any Holder has elected to include securities in such registration.

8.2     Holder Covenants.

(a)     Each Holder shall furnish the Corporation such information regarding such Holder and the distribution of such Registrable Securities as the Corporation may from time to time reasonably request in writing.

(b)     Each Holder of the Registrable Securities agrees by acquisition of such Registrable Securities to give at least three (3) business hours prior written notice to the Corporation of any proposed sale of Registrable Securities pursuant to an effective Registration Statement, specifying the proposed date of such sale, and not to make such sale (1) unless such three (3) business hours elapse without response from the Corporation, or (2) in the event the Corporation responds by stating that an amendment to such Registration Statement or supplement to the Prospectus must be filed in accordance with Section 8.1(d)(v), until the Corporation notifies the Holder that the Registration Statement has been amended or the Prospectus supplemented as required. Each Holder further agrees that if the Registrable Securities are not sold within 24 hours of the time such notice is delivered to the Corporation, it will not sell any Registrable Securities without again complying with the notice provisions of this Section 8.2(b). For purposes hereof, “business hours” means the hours of 9:00 a.m. to 6:00 p.m. on any day when the New York Stock Exchange is open for trading.

(c)     Each Holder of the Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Corporation of the happening of any event of the kind described in the second sentence of subdivision (v) of Section 8.1(d) or pursuant to Section 8.1(e), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (v) of Section 8.1(a) or of notice from the Corporation pursuant to Section 8.1(e), and, if so directed by the Corporation, will deliver to the Corporation (at the Corporation’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus relating to such Registrable Securities at the time of receipt of such notice.

8.3     Indemnification.

(a)     The Corporation will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holder, and each person controlling such Holder, with respect to which registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each of its officers, directors, constituent partners, legal counsel for such underwriter and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus or other document (including any related Registration Statement) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of any rule or regulation promulgated under the Securities Act applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification or compliance; and the Corporation will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 8.3(a) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if settlement is effected without the consent of the Corporation (which consent shall not unreasonably be withheld); and provided, further, that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Corporation by such Holder, underwriter or controlling person and stated to be for use in connection with the offering of Registrable Securities. Notwithstanding the above, the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the Registration Statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(b)     Each Holder will indemnify the Corporation, each of its directors and officers, each legal counsel and independent accountant of the Corporation, each underwriter, if any, of the Corporation’s securities covered by such a Registration Statement, each person who controls the Corporation or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration, qualification or compliance, and will reimburse the Corporation, such Holder, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by such Holder and stated to be specifically for use in connection with the offering of Registrable Securities; provided, however, that each Holder’s liability under this Section 8.3(b) shall not exceed such Holder’s proceeds from the offering of Registrable Securities made in connection with such registration.

(c)     Promptly after receipt by an indemnified party under this Section 8.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8.3(c), notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Corporation and the Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 8.3, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party, and the reasonable fees and expenses of such counsel shall be paid by the indemnifying party.

(d)     If the indemnification provided for in this Section 8.3 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim.

ARTICLE IX

MISCELLANEOUS

9.1     Loss or Mutilation.  Upon receipt by the Corporation from any Holder of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of a Warrant Certificate and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant Certificate of like tenor to such Holder; provided, however, that, in the case of mutilation, no indemnity shall be required if such Warrant in identifiable form is surrendered to the Corporation for cancellation.

9.2     Payment of Taxes.  The Corporation shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of the Warrants (other than income taxes imposed on the Holders). The Corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares or other securities or property issuable upon the exercise of the Warrants or payment of cash to any person other than the Holder of a Warrant Certificate surrendered upon exercise of the Warrants, and in case of such transfer or payment, the Corporation shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Corporation’s satisfaction that no such tax or charge is due.

9.3     Notices.  Any notice, demand or delivery authorized by this Agreement shall be in writing and shall be delivered (a) by hand or overnight courier service or (b) mailed or sent by electronic transmission or transmission by telecopier or confirmed facsimile, in each case properly addressed to the party to be notified at the addresses set forth in the Credit Agreement or such other address or telecopy number as shall have been furnished to the party giving or making such notice, demand or delivery. Any notice that is sent in a manner provided herein shall have been duly given when sent.

9.4     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

9.5     Assignment; Successors.  Subject to Section 6.2(a) hereof, this Agreement may be assigned by the Investors to any Affiliate at any time upon written notice. This Agreement shall be binding upon and inure to the benefit of the Corporation and the Investors and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any person, other than the Corporation, and the Investors, any right, remedy or claim under or by reason of this Agreement or any part hereof. The parties acknowledge, that upon the assignment of an Investor’s rights under the Credit Agreement as provided in Section 11.1 of the Credit Agreement, the assignee of said rights shall become a party hereto as an “Investor”, with all rights, obligations and benefits of an Investor hereunder; provided, however, that any Investor who receives a Warrant Certificate hereunder prior to any such assignment, shall after such assignment, continue to have all rights under this Agreement with respect to said Warrant Certificate and the Warrant Shares issuable thereunder.

9.6     Counterparts.  This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.7     Amendments.  Any provision of this Agreement or the Warrant Certificates may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Corporation and the Investors holding a majority in interest of the issued or issuable Warrant Shares; provided, however, if any amendment adversely affects any Investor materially differently than it affects all other Investors hereunder, said amendment shall not be effective against such Investor without the written consent of such Investor.

9.8     Headings.  The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

9.9     Third Party Beneficiaries.  Each Holder shall be a third party beneficiary to the agreements made hereunder between the Corporation, on the one hand, and the Investors, on the other hand, and each such Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights.

9.10     Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

9.11     No Inconsistent Agreements.  The Corporation has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement that is inconsistent with the rights granted to the Investors herein or that otherwise conflicts with the provisions hereof.

9.12     Limitation on Holders’ Rights.  Prior to the exercise of any Warrant, the Holder thereof shall not be entitled to any rights of a shareholder, including, without limitation, the right to vote or receive dividends or other distributions, or any notice of any proceedings of the Company except as expressly provided in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed, as of the date first above written

MILLER INDUSTRIES, INC.

By: /s/ Frank Madonia
Name: Frank Madonia
Title: Executive Vice President

BANK OF AMERICA, N.A.

By: /s/ John P. McDuffie
Name: John P. McDuffie
Title: Vice President

WACHOVIA BANK, N.A.

By: /s/ William W. Teegarden
Name: William W. Teegarden
Title: Senior Vice President

AMSOUTH BANK, N.A.

By: /s/ M. Rex Hamilton
Name: M. Rex Hamilton
Title: Commercial Banking Officer

SUNTRUST BANK

By: /s/ Samuel Ballesteros
Name: Samuel Ballesteros
Title: Director

EXHIBIT A

FORM OF WARRANT CERTIFICATE

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND APPLICABLE SECURITIES LAWS OR OTHER JURISDICTIONS, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE LAW.

No. ______ Warrants to purchase an aggregate

 of __________ Shares of Common Stock

WARRANT TO PURCHASE COMMON STOCK

This certifies that, for value received, _______________________ (the “Holder”) or its assigns, is entitled to purchase [__] shares of common stock (“Common Stock”) (as adjusted for any stock splits, stock dividends, combinations, recapitalizations and similar events), of Miller Industries, Inc. (the “Corporation”). This Warrant entitles the holder thereof (the “Holder”) to purchase from the Corporation the shares of Common Stock issuable hereunder at the purchase price (the “Exercise Price”) of [$__] per share subject to the terms and conditions hereof and of that certain Warrant Agreement, dated July 23, 2001, among the Corporation and the Investors thereto (the “Agreement”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The number of shares purchasable upon exercise of this Warrant Certificate and the Exercise Price per share are subject to adjustment from time to time as set forth in the Agreement. In order to exercise this Warrant Certificate, the registered Holder hereof must surrender this Warrant Certificate and pay the appropriate Exercise Price at the office of Corporation as set forth in the Agreement or to its successor.

This Warrant Certificate is one of a duly authorized issue of warrants evidencing the right to purchase shares of Common Stock of the Corporation and is issued under and in accordance with the Agreement, and is subject to the terms and provisions contained therein, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Corporation and the Holder of the Warrants. The summary of the terms of the Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Agreement.

Copies of the Agreement are on file at the office of the Corporation and may be obtained by writing to the Corporation requesting the same.

 All shares of Common Stock issuable by the Corporation upon the exercise of this Warrant Certificate shall be validly issued, fully paid and nonassessable.

Subject to the requirements set forth in the Agreement and the restrictions on transfer set forth above, this Warrant Certificate and all rights hereunder shall be transferable by the registered Holder hereof on the register of the Corporation maintained by the Corporation for such purpose at its office upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer the Corporation will issue and deliver to such Holder a new Warrant Certificate with respect to any portion not so transferred.

This Warrant Certificate shall be void and all exercise rights evidenced hereby shall cease on [_________ __, ____].

This Warrant Certificate and the Agreement are subject to amendment as provided in the Agreement.

Dated: ________ ___, _____.

MILLER INDUSTRIES, INC.

By:
Name:
Title:

ATTACHMENT-1

Notice of Intention to Exercise Warrant for Cash

The undersigned holder of the attached Warrant Certificate hereby exercises the right to exchange the attached Warrant Certificate for the number of shares of Common Stock of Miller Industries, Inc. shown below in accordance with the terms thereof and directs that (i) such shares be issued and delivered to the undersigned as provided by the terms of the attached Warrant Certificate, and (ii) a certificate representing the number of shares covered by the attached Warrant Certificate which shall thereafter remain unexercised, if any, also be delivered to the undersigned. This notice is accompanied by the aggregate purchase price shown below.

1.      Number of shares as to which exercised: ________________________________

         AND

2.      Aggregate Purchase Price: ___________________________________________

(Signature of Holder)

B-1